UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

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On July 1, 2025, Oportun Financial Corporation issued the following press release and posted the following materials to www.voteforoportun.com:

Oportun Responds to Comments by Findell Capital

Reiterates openness and ongoing efforts to reach constructive compromise with Findell

Highlights Board actions to streamline and rebalance director skills in service of all stockholders

SAN CARLOS, Calif., July 1, 2025 (GLOBE NEWSWIRE) – Oportun (Nasdaq: OPRT) (“Oportun” or the “Company”), a mission-driven financial services company, today issued a statement in response to recent comments made by Findell Capital Management, LLC (“Findell”):

“As described in detail in our investor presentation, Oportun has sought a resolution with Findell for months. We have delivered to Findell multiple formal proposals that involved changes to the Board’s composition, including as recently as the week before last. Findell has not responded to this latest offer.

The Board’s decision to reduce the number of directors and rebalance the Board’s skills and experience, including the decision not to nominate incumbent Lead Independent Director Neil Williams and director Scott Parker, was the result of careful review of the Board’s expertise and needs and reflects stockholder feedback. Both Mr. Williams and Mr. Parker are former public company Chief Financial Officers; the Board has three other directors with similar backgrounds in finance and accounting.

The Company remains committed to engaging constructively with Findell and willing to resolve the proxy contest on terms that serve the best interests of all our stockholders.”

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members’ financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $20.3 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members set aside an average of more than $1,800 annually. For more information, visit Oportun.com.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this communication, including statements as to our future engagement with Findell and the proxy contest, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, financial trends and risks and uncertainties that we believe may affect our business, financial condition and results of operations. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K for the year ended December 31, 2024, as well as our subsequent filings with the SEC. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Investor Contact

Dorian Hare

(650) 590-4323

ir@oportun.com

Innisfree M&A Incorporated

Scott Winter / Gabrielle Wolf / Jonathan Kovacs

(212) 750-5833

Media Contact

FGS Global

John Christiansen / Bryan Locke

Oportun@fgsglobal.com